Exhibit 99.2

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated as of __May 1____, 2026 (this “Agreement”), by and among Acri Capital Sponsor LLC, a Delaware limited liability company (the “Seller”), and the party identified on the signature page hereto (the “Buyer”).

WHEREAS, the Seller holds certain shares of common stock, par value $0.0001 per share (the “Common Stock”) of Foxx Development Holdings, Inc., a Delaware corporation (the “Company”) and certain warrants (the “Warrants”) of the Company, each exercisable for one share of Common Stock of the Company at an exercise price of $11.50 per share;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Seller wishes to transfer to the Buyer and the Buyer wishes to acquire from the Seller 2,300,000 Warrants.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Subject Securities.

(a) Subject to the terms and conditions of this Agreement, the Seller hereby agrees to transfer to the Buyer and the Buyer agrees to acquire from the Seller, 2,300,000 Warrants (the “Subject Securities”) at a purchase price of $0.11 per Warrant, for an aggregate purchase price of $253,000 (the “Purchase Price”) .

(b) The closing (the “Closing”) shall occur remotely via the exchange of documents and signatures, on the date and time mutually agreed by the Seller and the Buyer (the “Closing Date”).

(c) At the Closing, the Seller shall cause the Company deliver to the Buyer, against delivery by the Buyer of the Purchase Price, book-entry statement of the Company showing the ownership of the Buyer of the Subject Securities. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller the Purchase Price by paying U.S. dollars by wire transfer as set forth in Appendix A enclosed herein.

Section 3. Investment Representations. The Buyer hereby acknowledges that an investment in the Subject Securities involves certain significant risks. The Buyer has no need for liquidity in its investment in the Subject Securities for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Buyer acknowledges and hereby agrees that the Subject Securities (including the shares of Common Stock underlying the Warrants) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other jurisdiction’s securities laws and thus are “restricted securities” under Rule 144 of the Securities Act and will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws.

The Subject Securities are being acquired solely for the Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Subject Securities, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist the Buyer in evaluating the advisability of the purchase of the Subject Securities and an investment in the Company. The Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Buyer is not relying on the Seller, the Company or their respective officers, directors or advisors with respect to the legal, tax, economic or other considerations of the Buyer relating to the purchase of the Subject Securities, and in regard to such considerations, the Buyer has relied on the advice of, or has consulted with, only its own advisors. The Buyer is not purchasing the Subject Securities as a result of or subsequent to any advertisement, article, notice or other communication published on the internet, in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to it in connection with investments in securities generally. The Buyer (i) has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange; (ii) recognizes the highly speculative nature of the purchase of the Subject Securities; and (iii) is able to bear the economic risk that it hereby assumes. The Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act.

Section 4. Representations and Warranties. Each of the parties hereto represents and warrants, to the other parties as follows:

(a) The Seller has good and marketable title to the Subject Securities held by such Seller free and clear of all liens and encumbrances and that, upon updating the records of ownership, the Buyer will have good and marketable title to the Subject Securities.

(b) Each party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(c) The execution, delivery and performance by each party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such party, and do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation of such party, or any requirement under any law applicable to such party, and do not violate any judgment, injunction, suit, award, decree or order of any nature of any governmental authority against, or binding upon, such party, and (if such party is an entity) do not contravene the terms of such party’s organizational documents, or any amendment thereof.

(d) No approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other person, and no lapse of a waiting period under any applicable law, is necessary or required in connection with the execution, delivery or performance by each party of this Agreement or the transactions contemplated hereby.

(e) There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of each party, threatened, at law, in equity, in arbitration or before any governmental authority against such party purporting to enjoin or restrain the execution, delivery or performance by such party of this Agreement or the transactions contemplated hereby; and

(f) This Agreement has been duly executed and delivered by each party and will be valid and binding on such party and enforceable against such party in accordance with its terms, except may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

Section 5. Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

Section 6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

Section 7. Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 8. Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of each of the party.

Section 9. Dispute Resolution. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles thereof. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules.

Section 10. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SELLER:

ACRI CAPITAL SPONSOR LLC

By:	/s/ Joy Yi Hua
Name:	Joy Yi Hua
Title:	Manager

BUYER:

NEW BAY CAPITAL LIMITED

By:	/s/ Shi Liu
Name:
Title:

[Signature Page to Securities Transfer Agreement]